UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 8, 2025

Waterstone Financial, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36271	90-1026709
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11200 W Plank Ct, Wauwatosa, Wisconsin 53226
(Address of principal executive offices)
414-761-1000
Registrant’s telephone number, including area code:
Not Applicable
Former name or former address, if changed since last report

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value	WSBF	The NASDAQ Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities and Exchange Act of 1934.

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2025, the Board of Directors of Waterstone Financial, Inc. (the "Company") elected Molly Mulroy and Laura Piotrowski to serve on the Board of Directors of the Company.  Ms. Mulroy and Ms. Piotrowski were also elected to serve on the Board of Directors of the Company's subsidiary bank, WaterStone Bank SSB.

Ms. Mulroy has been added to the Company's Audit and Nominating & Governance committees and will serve a term that expires at the 2026 annual meeting of stockholders.

Ms. Piotrowski has been added to the Company's Audit, Executive and Nominating & Governance committees and will serve a term that expires at the 2028 annual meeting of stockholders.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release of Waterstone Financial, Inc. issued July 9, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Waterstone Financial, Inc.

Date: July 9, 2025	/s/ William F. Bruss
Name: William F. Bruss
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Waterstone Financial, Inc. issued July 9, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)